Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT:
Edward J. Lawson, CEO and Chairman, 21st Century Holding Company
(954) 308-1257 or (954) 581-9993

21st CENTURY HOLDING COMPANY
RAISES 2007 EARNINGS GUIDANCE

Lauderdale Lakes, Florida, July 26, 2007 -  Edward J. (Ted) Lawson, the CEO and Chairman of 21st Century Holding Company (Nasdaq: TCHC), today said “We will be reporting our second quarter earnings this coming Monday, July 30, 2007, which will be as forecast, substantially higher than our first quarter. Furthermore, we now believe with our reinsurance costs dropping by approximately 5 to 7 million dollars per quarter going forward, that the company will be reporting solid third and fourth quarter earnings as well. Consequently, we are now increasing our annual earnings guidance for calendar year 2007 from $2.00 to $2.50 per share to $2.25 to $2.75 per share.

The Company will release its second quarter 2007 financial results at 2:00 PM on Monday, July 30, 2007 followed by an investor conference call at 4:30 PM (ET). Mr. Lawson, and its CFO, Peter J. Prygelski, will discuss the financial results and review the outlook for the Company. Messrs. Lawson and Prygelski invite interested parties to participate in the conference call. Listeners can access the conference call by dialing toll free 888-460-6235, conference ID #7129994. Please call at least five minutes in advance to ensure that you are connected prior to the presentation.

About the Company
The Company, through its subsidiaries, underwrites general liability insurance homeowners’ property and casualty insurance, flood insurance and personal automobile insurance in the State of Florida. The Company underwrites general liability coverage as an admitted carrier in the States of Louisiana, Texas and Alabama for more than 300 classes of business, including special events. The Company also operates as an approved (non-admitted) carrier in the States of Georgia, Kentucky, Virginia, South Carolina, Missouri and Arkansas offering the same general liability products. The Company is licensed and has the facilities to market and underwrite other insurance carriers’ lines of business, as well as to process and adjust claims for third party insurance carriers. In addition to insurance services, the Company offers premium finance services to its insureds as well as insureds of certain third party insurance companies.

Safe harbor statements under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those discussed herein. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” or “continue” or the other negative variations thereof or comparable terminology are intended to identify forward-looking statements. The risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions and projections generally; inflation and other changes in economic conditions (including changes in interest rates and financial markets); pricing competition and other initiatives by competitors; ability to obtain regulatory approval for applications to underwrite in an additional jurisdiction or for requested rate changes, and the timing thereof; legislative and regulatory developments; the outcome of litigation pending against the Company and any settlement thereof; risks related to the nature of the Company’s business; dependence on investment income and the composition of the Company’s investment portfolio; the adequacy of the Company’s liability for loss and loss adjustment expense; insurance agents; claims experience; limited experience in the insurance industry; ratings by industry services; catastrophe losses; reliance on key personnel; weather conditions (including the severity and frequency of storms, hurricanes, tornadoes and hail); changes in driving patterns and loss trends; acts of war and terrorist activities; court decisions and trends in litigation, and health care and auto repair costs; and other matters described from time to time by the Company in releases and publications, and in periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for a major contingency. Reported results may therefore appear to be volatile in certain accounting periods.

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